Exhibit 10.1
EXECUTION VERSION
From: OptiNose US, Inc.
1020 Stony Hill Road
Third Floor, Suite 300
Yardley, PA 19067 USA
Attention: Peter Miller, Chief Executive Officer
E-mail: peter.miller@optinose.com

To: BioPharma Credit PLC
c/o Beaufort House
51 New North Road
Exeter EX4 4EP
United Kingdom
Attn: Company Secretary
Fax: +44 01 392 253 282

Pharmakon Advisors LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Fax: +1 (917) 210-4048
Email: pg@PharmakonAdvisors.com

August 13, 2020
Ladies and Gentlemen:
RE: NOTE PURCHASE AGREEMENT dated as of September 12, 2019 among OPTINOSE US, INC. (the “Issuer”), the other Note Parties party thereto, BIOPHARMA CREDIT PLC (as Collateral Agent), BPCR LIMITED PARTNERSHIP (a “Purchaser”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (a “Purchaser”)
Amendment Request Letter
We refer to the Note Purchase Agreement dated as of September 12, 2019, as may be amended, restated, supplemented or modified from time to time, including by the terms of this letter from and after the Effective Date (defined below), (the “NPA”). Capitalized terms defined in the NPA shall have the same meaning when used in this letter unless expressly defined in this letter. The provisions of Section 1.02 of the NPA apply to this letter as though they were set out in full in this letter except that references to the NPA are to be construed as references to this letter.
1. Amendments to NPA. We hereby request the Purchasers agree to the following amendments to the NPA:
a. The Issuer has duly authorized the issuance, sale and delivery of its additional Senior Secured Notes due 2024 in the aggregate principal amount of $20,000,000, to be dated the Additional Delayed Draw Note Closing Date, to mature on the Maturity Date, and to be substantially in the form of Exhibit A to this letter (all such notes originally issued pursuant to this clause (a), or delivered in substitution or exchange for any thereof, being collectively called the “Additional Delayed Draw Notes” and individually an “Additional Delayed Draw Note”). Notwithstanding anything to the contrary set forth in the NPA, the Additional Delayed Draw Notes, upon their issuance, will be immediately separable and transferable in accordance with the terms of the NPA.
b. Notwithstanding anything in the NPA to the contrary, in the event the Issuer is unable to issue, sell and deliver the Second Delayed Draw Notes and/or the Third Delayed Draw Notes because of the failure to satisfy the conditions precedent to the obligation of each Purchaser to purchase such Delayed Draw Notes set forth in Section 5.03(b) and/or Section 5.03(c) of the NPA, as the case may be, the Issuer, in its sole discretion, may elect to issue the Additional Delayed Draw Notes by delivery of a Notice of Issuance (in compliance with clause (c) below) and the Required Purchasers shall be required to purchase the Additional Delayed Draw Notes, subject to the satisfaction of the conditions precedent set forth in clause (f) below. The Required Purchasers shall confirm the Additional Delayed Draw Note Closing Date proposed by the Issuer in such Notice of Issuance not later than fifteen (15) days after the receipt by Purchasers of such Notice of Issuance. The Purchasers shall purchase the entire amount of such Additional Delayed Draw Notes on the Additional Delayed Draw Note Closing Date.
c. The aggregate principal amount of Additional Delayed Draw Notes, if any, purchased by the Purchasers hereunder shall be equal to $20,000,000. The Delayed Draw Note Commitments of the Purchasers with respect to the Additional Delayed Draw Notes (the “Additional Delayed Draw Note Commitment”) are as follows:

Purchaser	Delayed Draw Note	Amount of Delayed Draw Note Commitment
BPCR Limited Partnership	Additional Delayed Draw Notes	$11,000,000
BioPharma Credit Investments V (Master) LP	Additional Delayed Draw Notes	$9,000,000
Upon the expiration of the Additional Availability Period, the Additional Delayed Draw Note Commitments shall automatically, without action by the Issuer or any Purchaser, be reduced to zero.
d. The Make-Whole Amount payable with respect to any amount of the Additional Delayed Draw Notes that is prepaid or required to be prepaid before the 30th month anniversary of the Additional Delayed Draw Note

Closing Date shall equal an amount equal to the sum of all interest that would have accrued on the principal amount of the Additional Delayed Draw Notes prepaid or required to be prepaid from the date of prepayment through and including the 30th month anniversary of the Additional Delayed Draw Note Closing Date but for such prepayment or requirement to prepay.
e. If the Issuer determines, in its sole discretion, to request the issuance of the Additional Delayed Draw Notes, the Issuer shall deliver to the Purchasers an irrevocable Notice of Issuance with respect to such proposed issuance, which shall be for the entire amount of such Delayed Draw Notes and must be given (a) not earlier than the beginning of the Additional Availability Period and (b) not later than 11:00 a.m. at least fifteen (15) days in advance of the requested Additional Delayed Draw Note Closing Date.
f. In addition to the conditions precedent in Section 5.02 of the NPA, the obligation of each Purchaser to purchase the Additional Delayed Draw Notes to be purchased by it hereunder is subject to Consolidated Net Sales for the fiscal quarter ended June 30, 2021 being at least $26,000,000.
g. “Additional Availability Period” means that period commencing on and including the date that is fifteen (15) days after the expiration of the Third Availability Period and ending on the earliest of (i) the date on which no Notes remain outstanding, (ii) the Additional Delayed Draw Note Closing Date, and (iii) August 14, 2021 (which date shall be extended by up to thirty (30) days in order to provide sufficient time for closing if Issuer delivers the Notice of Issuance of the Additional Delayed Draw Notes between July 15, 2021 and August 14, 2021.
h. “Additional Delayed Draw Note Closing Date” means (a) before the issuance, sale and purchase of the Additional Delayed Draw Notes, the date proposed by the Issuer as the Additional Delayed Draw Note Closing Date in the Notice of Issuance in accordance with the terms hereof, which, shall be subject to the satisfaction of the conditions precedent to the obligation of each Purchaser to purchase the Additional Third Delayed Draw Notes set forth in this letter and in Sections 5.02 and 5.03(d) of the NPA; and (b) after the issuance, sale and purchase of the Additional Delayed Draw Notes (if any), the date when such issuance, sale and purchase occurred; provided, that, in no event shall the Additional Delayed Draw Note Closing Date be earlier than the beginning of the Additional Availability Period or later than the expiration of the Additional Availability Period.
2. Effectiveness.
a. Each of the amendment set forth in Section 1 of this letter (collectively, the “Amendments”) shall be effective on the date on which all of the conditions precedent set forth in clause (b) below have been satisfied (such date, the “Effective Date”).
b. The agreement of each of the Collateral Agent and the Purchasers to execute and deliver this letter pursuant to Section 12.01 of the NPA is subject to the satisfaction of the following conditions:
i. on or before August 21, 2020, the sale to Credit Suisse Securities (USA) LLC by Parent of newly-issued shares of common stock of Parent (“New Parent Equity”) and the receipt of net cash proceeds therefor, in Dollars, of no less than $30 million in the aggregate;
ii. the payment by the Issuer to each Purchaser its ratable portion of an amendment fee in an aggregate amount equal to $250,000 (the “Amendment Fee”). The Issuer agrees that the Amendment Fee shall be (i) payable in New Parent Equity issued at the same price per share as the New Parent Equity is sold to Credit Suisse Securities (USA) LLC (the “Fee Shares”), (ii) fully earned upon the Effective Date and (iii) nonrefundable;
iii. the receipt by the Purchasers of the Fee Shares and the receipt by the Collateral Agent and the Purchasers of such other documents, instruments, agreements and information as reasonably requested by the Collateral Agent or any Purchaser in connection with the transactions contemplated herein; and
iv. the payment or reimbursement by the Issuer of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Purchasers and Collateral Agent and their respective Affiliates in connection with the preparation, negotiation, execution and delivery of this letter and the implementation and consummation of the terms of this letter.
c. For the avoidance of doubt, the Amendments shall be of any force or effect unless and until the occurrence of the Effective Date.
3. Miscellaneous.
a. By countersigning this letter, each Purchaser irrevocably agrees to the terms set forth in this letter and the Amendments.
b. Except as expressly set forth herein, nothing contained in this letter will be deemed or construed to amend, restate, supplement or modify the NPA or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect in accordance with their terms.

c. For the avoidance of doubt, the Issuer, each Purchaser and the Collateral Agent hereby agree that: (i) this letter constitutes a Note Document for any and all purposes for which such term is used in the NPA or any other Note Document; (ii) the Additional Delayed Draw Notes (if any) constitute Delayed Draw Notes for any and all purposes for which such term is used in the NPA or any other Note Document; (iii) the Additional Delayed Draw Note Closing Date (if any) constitutes a Delayed Draw Note Closing Date for any and all purposes for which such term is used in the NPA or any other Note Document; and (iv) the Additional Delayed Draw Note Commitment constitutes a Delayed Draw Note Commitment for any and all purposes for which such term is used in the NPA (including Schedule II thereto) or any other Note Document.
d. This letter (i) is for the benefit of the Issuer, the other Note Parties, the Collateral Agent and each Purchaser, and (ii) binds the Issuer, the other Note Parties, the Collateral Agent and each Purchaser and each of their respective successors and permitted assigns.
e. This letter is governed by, and will be construed in accordance with, the laws of the State of New York (without regard to any conflicts of law provision thereof that would require the application of the laws of any other jurisdiction).
f. This letter may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. Delivery of an executed counterpart of this letter electronically or by facsimile shall be effective as delivery of an original executed counterpart of this letter.
Thank you for your consideration of this matter. We value our relationship with the Purchasers and appreciate your continued support.
Please confirm your acknowledgment and acceptance of the contents of this letter by countersigning this letter where indicated below.
Yours faithfully,

ISSUER:     OPTINOSE US, INC.,
a Delaware corporation

By: /s/ Peter Miller
Name: Peter Miller
Title: CEO

GUARANTORS:    OPTINOSE AS,
a Norwegian private limited liability company

By: /s/ Peter Miller
Name: Peter Miller
Title: CEO

OPTINOSE, INC.,
a Delaware corporation

By: /s/ Peter Miller
Name: Peter Miller
Title: CEO

OPTINOSE UK LIMITED,
a limited liability company organized under the laws of       England and Wales
By: /s/ Peter Miller , on behalf of OptiNose UK Limited
Name: Peter Miller
Title: CEO

cc: OptiNose US, Inc.
1020 Stony Hill Road
Third Floor, Suite 300
Yardley, PA 19067 USA
Attention: Michael Marino, Esq., Chief Legal Officer
E-mail: Michael.Marino@optinose.com

We hereby agree and confirm our acceptance of the terms and conditions of this letter.

BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By__/s/ Pedro Gonzalez de Cosio__
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Purchaser

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By_/s/ Pedro Gonzalez de Cosio_
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

BPCR LIMITED PARTNERSHIP,
as Purchaser
By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By_/s/ Pedro Gonzalez de Cosio_
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

cc: Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: gsecol@akingump.com

EXHIBIT A

ADDITIONAL DELAYED DRAW SENIOR SECURED NOTE

THIS SENIOR SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE GOVERNED BY THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 12, 2019, AMONG OPTINOSE US, INC., DELAWARE CORPORATION, AS ISSUER, OPTINOSE AS, A NORWEGIAN PRIVATE LIMITED LIABILITY COMPANY, OPTINOSE, INC., A DELAWARE CORPORATION, OPTINOSE UK LIMITED, A LIMITED LIABILITY COMPANY FORMED UNDER THE LAWS OF ENGLAND AND WALES, THE OTHER GUARANTORS (AS DEFINED IN THE NOTE PURCHASE AGREEMENT) FROM TIME TO TIME PARTY THERETO, THE PURCHASERS SET FORTH IN THE NOTE PURCHASE AGREEMENT (EACH A “PURCHASER” AND, COLLECTIVELY, THE “PURCHASERS”) AND BIOPHARMA CREDIT PLC, A PUBLIC LIMITED COMPANY INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES, AS COLLATERAL AGENT (AS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED, THE “NOTE PURCHASE AGREEMENT”); AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE NOTE PURCHASE AGREEMENT. UNLESS OTHERWISE INDICATED, CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE NOTE PURCHASE AGREEMENT.

OPTINOSE US, INC.

Senior Secured Note Due 2024
(a “Note”)

No. [ ] Yardley, PA
______________, 20__

OptiNose US, Inc., a Delaware corporation, (together with its successors, the “Issuer”), for value received, hereby promises to pay to
[BPCR LIMITED PARTNERSHIP][BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP]
or its registered assigns
in accordance with the below
the principal amount of
[ELEVEN MILLION DOLLARS AND ZERO CENTS][NINE MILLION DOLLARS AND ZERO CENTS]
[$11,000,000.00][$9,000,000.00]
and to pay interest during any Interest Period from and after the Third Delayed Draw Note Closing Date until paid in full at the rate per annum equal to 10.75% (the “Pre-Default Rate”) for such Interest Period, computed on the basis of a 360-day year and actual days elapsed.
This Note shall at all times (a) upon the occurrence and during the continuation of any Event of Default under Section 9.01(a) (without regard to any grace period) or Section 9.01(f) of the Note Purchase Agreement or (b) if requested by the Required Purchasers while any Event of Default exists, bear interest at an interest rate equal to the Pre-Default Rate for such Interest Period plus 3.00% (the “Default Rate”), to the fullest extent permitted by applicable Laws.
Interest (including interest at the Default Rate) shall be payable on this Note quarterly in arrears on the 15th day of each March, June, September and December of each year (each, an “Interest Payment Date”), and at maturity (whether through the occurrence of the Maturity Date, by acceleration, mandatory prepayment or otherwise) to the Purchaser holding this Note on such date, and shall be paid in cash in accordance with Section 2.09 of the Note Purchase Agreement.
Prepayment Premiums and/or Make-Whole Amounts shall be due upon any repayment or prepayment of this Note, as applicable, pursuant to Section 2.07 of the Note Purchase Agreement.
Payments of the principal amount hereof, interest hereon, Prepayment Premium and/or Make-Whole Amount (if and to the extent applicable) and all other amounts payable hereunder or under the Note Documents shall be made in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any bank as the Purchaser holding this Note may from time to time direct in writing. All payments received by the Purchaser holding this Note after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Issuer shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.
This Note is one of the Additional Delayed Draw Notes, in the aggregate original principal amount of $20,000,000, issued by the Issuer pursuant to the Note Purchase Agreement, and this Note and the holder hereof are entitled, equally and ratably, with the holders of all other Notes outstanding under the Note Purchase Agreement, to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for a statement thereof.
The obligations of the Issuer under this Note are guaranteed pursuant to the terms and provisions of Article IV of the Note Purchase Agreement, and the Collateral Documents executed in favor of the Collateral Agent, for the benefit of the Purchasers and the other Secured Parties (as such term is defined in the Collateral Documents), to the extent described therein, by each of the applicable Note Parties and the other parties thereto.
This Note is subject to optional prepayment and mandatory prepayment prior to the Maturity Date, at the times, on the terms and conditions and in the amounts set forth in Section 2.07 of the Note Purchase Agreement.
Upon the occurrence and during the continuation of any one or more of the Events of Default specified in the Note Purchase Agreement, all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable as provided in the Note Purchase Agreement.
This Note is registered on the books of the Issuer and, subject to the Note Purchase Agreement, is transferable only by surrender thereof at the principal executive office of the Issuer and accompanied by, if required by the Issuer, a written instrument of transfer reasonably satisfactory to the Issuer, duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, Prepayment Premium and/or Make-Whole Amount, if and to the extent applicable, and interest on this Note shall be made only to or upon the order in writing of the registered holder.
* * *

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
OptiNose US, Inc.

By:
Name:
Title: